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                                                                       EXHIBIT 5




                                  March 1, 2001


Selectica, Inc.
3 West Plumeria Drive
San Jose, California 95134-2111

     Re:  Selectica, Inc. Registration Statement
          for Offering of Shares of Common Stock

Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 1,800,000 shares of Common Stock under the 1999 Equity Incentive Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1999 Equity Incentive Plan, and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,




                                       /s/ Gunderson Dettmer Stough
                                           Villeneuve Franklin & Hachigian, LLP